Exhibit 99.1

                                                                   NEWS

Marc Nathanson Resigns from Charter Communications Board of Directors

St. Louis, Missouri, December 5, 2008 -  Charter Communications, Inc. (NASDAQ: CHTR) announced today that Marc B. Nathanson has resigned from its board of directors effective December 1, 2008.

“With 40 years of cable industry experience, Marc has served as Vice Chairman and been a valuable member of Charter’s Board for more than eight years,” said Paul G. Allen, Chairman of the Board and controlling shareholder of Charter. “We appreciate his many contributions to Charter, and wish him well in future endeavors.”

“Marc is one of the true industry pioneers.  As the founder of Falcon Cable in 1975, an executive committee member of the National Cable & Telecommunications Association, and a Vanguard Award recipient, his in-depth knowledge of the business has proven invaluable to all of us at Charter,” added Neil Smit, President and Chief Executive Officer.

Resigning to make more time available for other personal and business interests, Mr. Nathanson said, “My resignation is also the end to a long chapter of my life (over 40 years) that I have been associated with the dynamic growth of the cable TV industry. I believe Charter and the other cable companies have made enormous technological achievements that benefit the American consumer.”

His position on the Board will not be replaced at this time.

About Charter Communications

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:
Mary Jo Moehle
314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission (“SEC”).  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

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our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position, especially given recent volatility and disruption in the capital and credit markets;

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the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line (“DSL”) providers;

•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
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our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
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general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.